UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) April 5, 2012

Agricon Global Corporation
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-11730	84-1089377
(Commission File Number)	(IRS Employer Identification No.)

25 East 200 South, Lehi, Utah 84043
(Address of Principal Executive Offices)

801-592-3000
(Registrant’s Telephone Number, Including Area Code)

BayHill Capital Corporation
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This document contains projections and forward-looking statements, which reflect our views with respect to future events and financial performance. These forward-looking statements are subject to certain uncertainties and other factors that could cause actual results to differ materially from such statements. These statements are subject to various risks and uncertainties, as well as potential changes in economic or regulatory conditions that are beyond our control. Should one or more of these risks materialize or changes occur, or should our management’s assumptions prove incorrect, actual results will vary, and may vary materially and adversely, from those anticipated or projected. These forward-looking statements are identified by, among other things, the words “anticipates”, “believes”, “estimates”, “expects”, “plans”, “projects”, “targets” and similar expressions. Statements in this report concerning the following are forward looking statements.

•	future financial and operating results;
•	our ability to fund operations and business plans, and the timing of any funding or corporate development transactions we may pursue;
•	the ability of our suppliers to provide products or services in the future of an acceptable quality on a timely and cost-effective basis;
•	expectations concerning market acceptance of our products;
•	current and future economic and political conditions;
•	overall industry and market trends;
•	management’s goals and plans for future operations; and
•	other assumptions described in this report underlying or relating to any forward-looking statements.

Readers are cautioned not to place undue reliance on these forward-looking statements and projections, which speak only as of the date the statement was made. Except to the extent required by applicable securities laws, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Important factors that may cause actual results to differ from those projected include the risk factors specified below.

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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Share Exchange

On March 31, 2012, Agricon Global Corporation (formerly, BayHill Capital Corporation, “Agricon”, “we”, “us” or the “Company”), and Canola Property Ghana Limited, a Ghanaian limited liability corporation (“CPGL”), and its shareholders, Global Green Capacity Limited and Invest in Ghana Co Limited, entered into a share exchange agreement pursuant to which we agreed to issue an aggregate of 12,000,000 shares of our common stock to CPGL stockholders and designees. In return for our agreement to issue the 12,000,000 shares of our common stock we acquired 100% of the issued and outstanding shares of CPGL stock (the “Share Exchange”). As a result, CPGL became a wholly-owned subsidiary of Agricon. The Share Exchange will result in a change in control of the Company.

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

Completion of Share Exchange

The Share Exchange described in Item 1.01 of this Current Report on Form 8-K, was completed effective as of March 31, 2012. At the closing, we committed to issue as a post-closing event 12,000,000 shares of our common stock to CPGL stockholders and designees in exchange for all of the standing shares of stock of CPGL resulting in a change of control of the Company. CPGL is now a wholly-owned subsidiary of Agricon and the former CPGL stockholders and designees now own in the aggregate 66% of our outstanding shares of common stock. In conjunction with the share exchange we also changed the name of the Company to Agricon Global Corporation. We expect to file soon with FINRA a request for a new trading symbol more reflective of our new name. Currently shares of the Company continue to trade on the OTC bulletin board under the symbol, “BYHL.”

The Terms of the CPGL Transaction

For the past two years, Agricon was a non-operating public shell corporation with no significant assets. The CPGL transaction allows us to become an operating company with agricultural activities. We have reached substantial agreement for leasing up to approximately 20,000 acres, in Ghana West Africa, on which we propose to conduct large-scale crop activities focusing particularly on sunflower, soya, maize, corn and canola seed production. We have begun the survey of the land intended to be added to a lease and recorded with the appropriate Ghana government office. Additionally Agricon has received $500,000 cash and subscriptions for $110,000 under a $1 million private placement of 2,000,000 shares of our common stock for initial working capital to acquire land and begin the operations of clearing and cultivating.

Source of Funds for the CPGL Transaction

The source of funds for the acquisition of CPGL through the Share Exchange was Agricon common stock. Funds to cover professional costs and other general expenses in connection with the transaction were sourced through payment by Agricon in behalf of and loans to CPGL.

Company Approval of the CPGL Transaction, Shareholder Rights

The vote required for approval of the CPGL acquisition transaction was all of the Board voting in favor of the CPGL Transaction and majority stockholder approval by written consent. There are no material differences in the rights of the Company’s shareholders as a result of the CPGL Transaction as the nature of the common shares did not change. However, there was stockholder dilution.

Name Change to Agricon Global Corporation

In connection with the Share Exchange we changed our name from BayHill Capital Corporation to Agricon Global Corporation. We continue as a Delaware corporation, qualified to do business in Utah.

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Exemptions from Registration

The shares of Company common stock issued to the former stockholders of CPGL in the Share Exchange were not registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state, and were in each case offered, sold and issued in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act, as a transaction by an issuer not involving a public offering and Regulation S as promulgated under the Securities Act (“Regulation S”). The Company relied on such exemptions based in part on written representations made by the former stockholders of CPGL in the respective transaction documents, including representations with respect to each stockholder’s status as an accredited investor and investment intent with respect to the acquired securities. The shares of the Company’s common stock issued to the former stockholders of CPGL in the Share Exchange may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act, and each of the certificates or instruments evidencing such shares bears a legend to that effect.

Accounting Treatment

In accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) section 805, “Business Combinations” and the assumptions and adjustments described in the accompanying notes to the unaudited pro forma consolidated financial statements, CPGL is considered the accounting acquiror in the Share Exchange. Under current accounting guidance Agricon is not a business for purposes of determining whether a business combination would occur upon the acquisition of the outstanding stock of CPGL resulting in CPGL becoming a wholly-owned subsidiary of Agricon. The shareholders and management of CPGL gained operating control of the combined Company after the Share Exchange. The acquisition will be accounted for as the recapitalization of CPGL since, at the closing of the Share Exchange, Agricon was a non-operating public shell corporation with no significant assets and liabilities. Accordingly, the assets and liabilities and the historical operations that will be reflected in the Company’s consolidated financial statements will be those of CPGL, restated for the effects of the restructured capital structure discussed herein.

The transactions required to accomplish the Share Exchange are recognized as follows: (1) the recapitalization of CPGL by recognizing the Agricon common shares issued in exchange for the CPGL shares in a manner equivalent to a 160 for 1 stock split, and (2) the Agricon common shares that remain outstanding are recognized as the issuance of common shares by CPGL for the assets less liabilities of Agricon at their fair values. The specific transactions and their effects on the unaudited pro forma consolidated financial statements are as set for in Item 9 and the financial statements filed as part of this Current Report on Form 8-K.

Change in Management and Directors of the Company

In connection with the closing of the Share Exchange we experienced a change in our management and Board of Directors. Messrs. John Knab and John D. Thomas have resigned from the Board of Directors and Peter Brincker Moller and Rene Dyhring Mikkelsen were appointed to fill the vacancies left by the resignation of Messrs. Knab and Thomas. In addition, Bob Bench continues to serve as President and CFO for the Company. Mr. Moller was also appointed CEO of the Company. Incident to the closing of the CPGL Share Exchange transaction effective March 31, 2012, Mr. Moller resigned from his directorship and his position as an officer of the Company Mr. Bench and Mr. Jensen continue to serve as directors of the Company.

Shell Status

The Company was a “shell company” (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) immediately prior to closing under the terms of the Share Exchange. As a result of closing of the Share Exchange, CPGL became a wholly-owned subsidiary of the Company and the Company’s operations are now focused in agriculture as well as additional acquisitions of agricultural properties. Consequently, the Company believes that as a result of funds received under its private placement, and closing under the Share Exchange, thereby acceding to the agriculture operations, assets and plans of its subsidiary, CPGL, it has ceased to be a shell company because it no longer has nominal assets or nominal operations.

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FORM 10 DISCLOSURE

Item 2.01(f) of Form 8-K provides that if we were a shell company immediately before a transaction disclosed under Item 2.01, then we must disclose the information that would be required if we were filing a general form for registration of securities on Form 10. We were a shell company immediately before the Share Exchange. Accordingly, we are providing below the information that would be included in a Form 10 if we were to file a Form 10. Please note that, unless otherwise specifically provided for, the information provided below relates to the business to be conducted by us following closing of the Share Exchange, except that information relating to periods prior to the date of the Share Exchange only relates to the party specifically indicated.

The following information should be read in conjunction with the financial statements included in this Current Report on Form 8-K.

Except as otherwise indicated by the context, references in this Current Report on Form 8-K to “we,” “us,” and “our” are to the consolidated business of the Company and CPGL.

Description of Our Company and Predecessor

Agricon was incorporated in May 1983 in Colorado to engage in the cellular radio and broadcasting business. In June 1988, the company changed its name to Silverthorne Production Company and commenced operations in the oil and gas industry. The oil and gas operations were discontinued in 1989. In August 1999, the company acquired the assets of Inter-American Telecommunications Holding Corporation ("ITHC") and in July 2000 changed its name to Cognigen Networks, Inc. The acquisition was accounted for as a reverse acquisition. After this acquisition, the company operated in two distinct channels of direct and indirect sales of telecommunications and personal technology services. In 2007, the Company acquired the assets of Commission River, Inc. an online marketing and distribution company, and consolidated the operations of Cognigen Networks with those of Commission River. In 2008, the company’s name was changed to BayHill Capital Corporation and reincorporated under the laws of the State of Delaware. In 2010, the company sold its interest in Commission River effectively leaving the company with no business operations. On March 19, 2012, the Company’s name was changed to Agricon Global Corporation. Based upon the nominal operations and assets of Agricon, prior to the consummation of the Share Exchange and the other transactions described in this report, Agricon is deemed to have been a shell company (as that term is defined in Rule 12b-2 of the Exchange Act). Following the closing of the Share Exchange, Agricon has succeeded to the business of CPGL, which is described below.

Our corporate headquarters are located at 25 East 200 South, Lehi, Utah 84043. Our subsidiary will establish an office in Accra, Ghana. There are presently no agreements or understandings with respect to any office facility subsequent to the completion of an acquisition. We may relocate our corporate headquarters in connection with a change in the management of our company, or in connection with the completion of a merger or acquisition.

We currently have two salaried employees: Bob Bench our President and Chief Financial Officer and Robyn Farnsworth our Corporate Secretary, administrative assistant, and bookkeeper. We expect to add additional officers, management and other employees as future operations dictate. As described elsewhere herein, for a short period of time from March 6, 2012 and ending March 31, 2012, we had a consultant, Peter Brincker Moller, serving as our CEO. That position is unfilled currently.

Company Overview

Our wholly owned subsidiary, Canola Property Ghana Limited (CPGL), was incorporated under the laws of Ghana, West Africa on July 5, 2011. All of our business is conducted through CPGL. We are a development stage company and our only activities to date have been organizing the company and locating appropriate land that might be leased for cultivating and harvesting agricultural products. We plan to locate and then lease undeveloped land, at attractive prices, that can be cleared and used for agricultural purposes and prepare the land for cultivation and production of primarily rotation crops such as corn, maize, canola, sunflower, and soya.

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CPGL has located and negotiated preliminary terms of a lease for approximately 20,000 acres of land and we expect CPGL to enter into a 50 year lease for the land. We expect to stake, demarcate and survey the land and ready the lease for recording with the Ghana government. CPGL has made no investments to date, but plans to begin clearing and cultivating land once its first lease has been consummated and recorded.

CPGL Business Model and Growth Strategy

CPGL’s’ business strategy is based on the following key objectives:

1.	Focus on long-term value creation in Ghana. We plan to:
•	Find large blocks of land with strong agricultural development potential
•	Acquire long-term lease rights at attractive values
•	Perform clearing and land preparation work to position properties for cultivation and harvesting activities
•	Perform value-added processing functions on harvested crops
•	Market locally and on the international market the crops (initially) and the value-added processed agricultural end-products and by-products
2.	Minimize Downside Risk. We plan to:
•	Acquire leases that can be cleared, cultivated and put in production in under twelve months
•	Utilize minimal leverage
•	Utilize existing experienced farming partners
•	Produce and sell unprocessed products until annual production warrants processing facilities
3.	Seek Optimal Deal Structures. We plan to:
•	Target uncultivated land opportunities
•	Establish positive relations with owners who lack capabilities and capital
•	Stage acquisitions and activities that will generate timely cash flow.

Our business model is to acquire smaller tracts of land that has been undeveloped at annual lease rates significantly below cultivated agricultural land. We then implement a plan for developing the property using the latest clearing, cultivating, and irrigation techniques. We will add additional leases and acreage as our resources will allow and as we can manage to cultivate and put in production within twelve months after acquisition.

We differ from our competitors by being able to move quickly on smaller lease blocks, creating short term cash flow and adding additional lease blocks to aggregate substantial blocks of land over a period of time. Our goal is to aggregate a significant number of acres under cultivation in the next several years.

Market

A world population of nearly 7 billion people at the present time with an expectation to grow to 9 billion by 2050 may require up to 2 times the food and energy that is produced today. With limited land mass that can be used for agriculture, we believe an investment in available farm land today, with planned cultivation and production of renewable food and energy products, will continue to escalate in demand and create significant future value.

We believe that much of our competition is focused elsewhere.

Asset Acquisition and Development Strategy

Our focus, as a development stage company, has been to organize the company in Ghana and find potential agricultural land that could be leased on a long term basis. We have located a parcel of land, in the area of Accra Ghana, consisting of up to 20,000 acres and expect to negotiate a 50 year lease under favorable terms. Upon securing needed capital and once the lease has been acquired, and the land has been staked, demarcated and surveyed and the lease has been recorded with the government of Ghana, we will begin clearing the land in preparation for its cultivation and planting. This activity may be staged over time to accommodate our capacity and resources.

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Once the first property has been cleared, cultivated and planted, we intend to continue to acquire properties and expand our agricultural operations in adjacent or nearby parcels of land.

We have two part-time consultants who are assisting the Company with setting up operations in Ghana. These persons will be working to complete the staking, demarcating and surveying the property of the first lease, and will be planning and carrying out the oversight of daily operations in Ghana. We expect to hire additional consultants and employees as our operations dictate in the future.

Relationship between Agricon and CPGL

CPGL became a wholly owned subsidiary of Agricon at the closing of the Share Exchange Agreement effective March 31, 2012. CPGL continues its separate existence as a corporation incorporated under the Company Laws of Ghana. Agricon has invested equity capital and loaned additional funds to CPGL.

We expect that some officers and directors of Agricon will be elected and appointed as officers and directors of CPGL. An additional Ghanaian director is continuing as a director of CPGL and additional officers of CPGL may be added from time to time as conditions warrant. Additionally, Torben Sorensen, former CEO of CPGL continues as a director of CPGL.

Products and Customers

The Company is in the development stage and will focus its attention on preparing the land for cultivation during the next several months. Once the land is ready to plant, we will focus our attention on business partners who will purchase our harvested crops.

Properties

Agricon owns no properties and leases a small office on a month to month basis in Lehi, Utah. CPGL is expected to lease an office in Accra, Ghana and to hold a long term lease on its farming properties.

Competition

The large scale farming business is mature in most areas of the world but is in its early stages in Ghana. The Company believes that other entities are also seeking to acquire and operate large scale farms in Ghana. Small plot farmers are wide spread in Ghana’s agricultural areas and accumulation of large tracts of land can be challenging. The Company believes that cash crops for export and internal consumption are an important governmental initiative, but other domestic and foreign entities may have greater access to cooperative lessors and to working capital.

Legal Proceedings

There is no legal proceeding pending or threatened against the Company that management believes would have a material adverse effect on the financial position of the business of the Company.

RISK FACTORS

Investing in our common shares involves a high degree of risk. Before making an investment decision, you should carefully consider the information contained in this prospectus, particularly the risks described below, as well as in our financial statements and accompanying notes. Our business activities, cash flow, financial condition and results of operations could be materially and adversely affected by any of these risks. The market price of our common shares may decrease due to any of these risks or other factors, and you may lose all or part of your investment. The risks described below are those that we currently believe may materially affect us.

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Risks Related to Our Business and Industries

This Company has no experience in agricultural business including farming crops and other agricultural products. There can be no assurance that we will be successful in growing crops and other agricultural products which may adversely affect our ability to be profitable.

We have never engaged in the agricultural business nor have we farmed crops or any other agricultural products. Our lack of experience may result in low product yields and inadequate markets and pricing for our products. This may adversely affect our results of operations and financial condition.

We will need substantial additional funding to carry out our business strategy and we may be unable to raise the necessary capital to further our business objectives, which would force us to delay planting and harvesting crops.

If we are not able to secure additional capital to fund operations we will not have the required resources to plant, harvest and commercialize crops, our primary source of revenue. The lack of working capital may adversely affect our results of operations and financial condition. The requirements of Rule 144 and/or the lock-up agreement, as described below, may affect prevailing market prices for our common stock. This affect could be seen through a limited supply of shares available for purchase or a substantial supply of shares available for purchase and these conditions may change over time. This condition could impair our ability to raise capital in the future through the sale of equity securities.

The management team and board have limited history of working together and have only a brief history of decision making and/or conflict resolution which could adversely impact our ability to efficiently operate our Company and make key decisions in a timely and effective manner.

Our Board of Directors and executive officers have only recently begun working together and are new to this business effort. They may not be able to work together and make important decisions in a timely and efficient manner. Furthermore, they may not be able to agree on the proper course of action for the business to follow. This could lead to significant gridlock and adversely affect our results of operations and financial condition. Already the Board of Directors has mutually agreed with the former and now short-term CEO to a termination of his tenure and his resignation from the Board.

A limited number of shareholders have substantial control over us and could delay or prevent a change in corporate control.

Our principal stockholders, together with their affiliates, beneficially own, in the aggregate, a majority of our outstanding common stock. As a result, these stockholders, if acting together, may have the ability to determine the outcome of matters submitted to our stockholders for approval, including the election and removal of directors and any merger, consolidation or sale of all or substantially all of our assets. In addition, these persons, if acting together, will have the ability to control the management and affairs of our company. Accordingly, this concentration of ownership may harm the market price of our common stock by:

•	delaying, deferring or preventing a change in control of our Company;
•	impeding a merger, consolidation, takeover or other business combination involving our Company; or
•	discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control of our Company.

Unpredictable weather conditions, land quality, pest infestations and diseases may have an adverse impact on agricultural production.

The occurrence of severe adverse weather conditions, especially droughts, hail, floods or frost are unpredictable and may have a potentially devastating impact on agricultural production and may otherwise adversely affect the supply and price of the agricultural commodities that we sell and use in our business. Adverse weather conditions may be exacerbated by the effects of climate change. The effects of severe adverse weather

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conditions may reduce yields of our agricultural products. Additionally, higher or lower than average temperatures and rainfall can contribute to an increased presence of insects or other crop challenges.

The occurrence and effects of disease and plagues can be unpredictable and devastating to agricultural products, potentially rendering all or a substantial portion of the affected harvests unsuitable for sale. Our agricultural products are also susceptible to fungus and bacteria that are associated with excessively moist conditions. Even when only a portion of the production is damaged, our results of operations could be adversely affected because all or a substantial portion of the production costs have been incurred. Although some diseases are treatable, the cost of treatment is high, and we cannot assure you that such events in the future will not adversely affect our operating results and financial condition. Furthermore, if we fail to control a given plague or disease and our production is threatened, we may be unable to supply our main customers, which could affect our results of operations and financial condition.

Fluctuation in market prices for our products could adversely affect our financial condition and results of operations.

Prices for agricultural products and by-products, including, among others, canola, sunflower, soya, corn and maize, like those of other commodities, have historically been cyclical and sensitive to domestic and international changes in supply and demand and can be expected to fluctuate significantly. In addition, the agricultural products and by-products we plan to produce are traded on commodities and futures exchanges and thus are subject to speculative trading, which may adversely affect us. The prices that we are able to obtain for our agricultural products and by-products depend on many factors beyond our control including:

•	prevailing world commodity prices, which historically have been subject to significant fluctuations over relatively short periods of time, depending on worldwide demand and supply;

•	changes in the agricultural subsidy levels of certain important producers (mainly the U.S. and the European Union (“E.U.”)) and the adoption of other government policies affecting industry market conditions and prices;

•	changes to trade barriers of certain important consumer markets (including China, India, the U.S. and the E.U.) and the adoption of other governmental policies affecting industry market conditions and prices;

•	changes in government policies for biofuels;

•	world inventory levels, i.e., the supply of commodities carried over from year to year;

•	climatic conditions and natural disasters in areas where agricultural products are cultivated;

•	the production capacity of our competitors; and

•	demand for and supply of competing commodities and substitutes.

The expansion of our business through acquisition of additional leaseholds poses risks that may reduce the benefits we anticipate from these transactions.

As part of our business strategy, we plan to grow primarily through acquisition of additional leaseholds of farmland in Ghana. We believe that the agricultural industry and agricultural activity in Africa are highly fragmented and that our future consolidation opportunities will continue to be significant to our growth. However, our management is unable to predict whether or when any prospective acquisitions will occur, or the likelihood of a certain transaction being completed on favorable terms and conditions. Our ability to continue to expand our business successfully through acquisitions depends on many factors, including our ability to identify acquisitions or access capital markets at an acceptable cost and negotiate favorable transaction terms. Even if we are able to identify

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leasehold targets and obtain the necessary financing to make these acquisitions, we could financially overextend ourselves, especially if an acquisition is followed by a period of lower than projected prices for our products.

A significant increase in the price of raw materials we use in our operations, or the shortage of such raw materials, could adversely affect our results of operations.

Our production process requires various raw materials, including fertilizer, pesticides and seeds, which we acquire from local and international suppliers. We do not have long-term supply contracts for most of these raw materials. A significant increase in the cost of these raw materials, especially fertilizer and agrochemicals, a shortage of raw materials or the unavailability of these raw materials entirely could reduce our profit margin, reduce our production and/or interrupt the production of some of our products, in all cases adversely affecting the results of our operations and our financial condition.

Increased energy prices and frequent interruptions of energy supply could adversely affect our business.

We require substantial amounts of fuel and other resources for our harvest activities and transport of our agricultural products. We rely upon third parties for our supply of energy resources used in our operations. The prices for and availability of energy resources may be subject to change or curtailment, respectively, due to, among other things, new laws or regulations, imposition of new taxes or tariffs, interruptions in production by suppliers, imposition of restrictions on energy supply by government, worldwide price levels and market conditions. If energy supply is cut for an extended period of time and we are unable to find replacement sources at comparable prices, or at all, our business and results of operations could be adversely affected.

We depend on international trade and economic and other conditions in key export markets for our products.

Our operating results depend largely on economic conditions and regulatory policies for our products in major export markets. The ability of our products to compete effectively in these export markets may be adversely affected by a number of factors that are beyond our control, including the deterioration of macroeconomic conditions, volatility of exchange rates, the imposition of greater tariffs or other trade barriers or other factors in those markets, such as regulations relating to chemical content of products and safety requirements. Due to the growing participation in the worldwide agricultural commodities markets by commodities produced in other countries we may be affected by the measures taken by importing countries in order to protect their local producers. Measures such as the limitation on imports adopted in a particular country or region may affect the sector’s export volume significantly and, consequently, our operating results.

Our business is seasonal, and our revenues may fluctuate significantly depending on the growing cycle of our crops.

As with any agricultural business enterprise, our business operations are predominantly seasonal in nature. The harvest of canola, sunflower, soya, and maize generally occurs throughout the year. Our operations and sales are affected by the rainy season and growing cycle of the crops we process and the timing of our harvest sales. Seasonality and the length of the rainy season could have a material adverse effect on our business and financial performance. In addition, our quarterly results may vary as a result of the effects of fluctuations in commodities prices, production yields and costs. Therefore, our results of operations have varied significantly from period to period and are likely to continue to vary, due to seasonal factors.

Our current insurance coverage may not be sufficient to cover our potential losses.

Our production is, in general, subject to different risks and hazards, including adverse weather conditions, fires, diseases and pest infestations, other natural phenomena, industrial accidents, labor disputes, changes in the legal and regulatory framework applicable to us, environmental contingencies and other natural phenomena. We have no current insurance on our planned agricultural business activities and may not obtain such insurance in the future. If we were to incur significant liability for which we were not fully insured, it could have a materially adverse effect on our business, financial condition and results of operations.

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We may be exposed to material losses due to volatile prices of agricultural products since we do not hedge our agricultural products price risk. We also may not be able to realize gains related to price appreciation for hedged positions.

Currently we do not plan to hedge the price risk on our agricultural products, so we will be unable to have minimum price guarantees for our production. We are therefore exposed to significant risks associated with the prices of agricultural products and their volatility. We may be subject to fluctuations in prices or decreased yields of agricultural products that could result in our receiving lower prices for our agricultural products than our production costs.

A reduction in market demand for canola oil, sunflower, soya, corn and/or maize may adversely affect our business.

We have no experience with marketing of our intended crops and changing market demands may adversely affect our business.

We plan to lease up to approximately 20,000 acres of property for the production of rotation crops, and this land has not been previously farmed.

We may encounter challenges in converting the leased land to our cultivated crop land. We may also encounter requirements for green land set aside or for relocation of indigenous residents and this could delay our effort or reduce the size of our crop dedicated land.

We may be subject to labor disputes from time to time that may adversely affect us.

Cost increases, work stoppages or disturbances that result in substantial amounts of raw product not being processed could have a material and adverse effect on our business, results of operations and financial condition.

Environmental regulation and concerns regarding climate change may subject us to even stricter environmental regulations.

Our activities in Ghana may be subject to laws and regulations relating to the protection of the environment. Such laws may include compulsory maintenance of certain preserved areas within our properties, management of pesticides and associated hazardous waste and the acquisition of permits for water use and effluents disposal. In addition, the storage and processing of our products may create hazardous conditions. We could be exposed to criminal and administrative penalties in addition to the obligation to remedy the adverse affects of our operations on the environment and to indemnify third parties. Moreover, the denial of any permit that we may require or the revocation of any permits that we may obtain may have an adverse effect on our results of operations.

If our products become contaminated, we may be subject to product liability claims, product recalls and restrictions on exports that would adversely affect our business.

The sale of food products for human consumption involves the risk of injury to consumers. These injuries may result from tampering by third parties, bioterrorism, product contamination or spoilage, including the presence of bacteria, pathogens, foreign objects, substances, chemicals, other agents, or residues introduced during the growing, storage, handling or transportation phases.

We cannot be sure that consumption of our products will not cause a health-related illness in the future or that we will not be subject to claims or lawsuits relating to such matters. Even if a product liability claim is unsuccessful or is not fully pursued, the negative publicity surrounding any assertion that our products caused illness or injury could adversely affect our reputation with existing and potential customers and our corporate and brand image, and we could also incur significant legal expenses. Moreover, claims or liabilities of this nature might not be covered by any rights of indemnity or contribution that we may have against others, which could have a material adverse effect on our business, results of operations or financial condition.

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If we encounter unexpected costs or delays, or increased costs for the irrigation water we plan for our project, our business could be adversely affected.

With irrigation, rotation crops on land situated where we propose to farm can be grown with three crops per year rather than just one. But we must obtain permits and construct water handling systems to take advantage of this favorable geographic location. We cannot be sure that the needed water can be acquired with the costs and within the times we have planned. Increased costs or decreased availability could have a materially adverse affect on our operations.

Risks Associated with the Ghana location of our Operations

We operate our business in Ghana which is an emerging market. Our results of operations and financial condition may be dependent upon economic conditions in Ghana, and any decline in economic conditions could harm our results of operations or financial condition.

African and in particular Ghanaian economic and political conditions and perceptions of these conditions in the international market may have a direct impact on our business and our access to international capital and debt markets, and could adversely affect our results of operations and financial condition.

The economies of the country of Ghana may be adversely affected by the deterioration of other global markets.

Financial, business and agricultural markets in Ghana are influenced, to different degrees, by the economic and market conditions in other countries, including other African and emerging market countries and other global markets. Although economic conditions in these countries may differ significantly from economic conditions in Ghana, investors’ reactions to developments in these other countries, such as the recent developments in the global financial markets, may substantially affect the capital flows into, and the market value of securities of issuers with operations in Ghana. A crisis in other emerging market countries could dampen investor enthusiasm for securities of issuers with African operations, including our common shares. This could adversely affect the market price for our common shares, as well as make it difficult for us to access capital markets and obtain financing for our operations in the future, on acceptable terms or under any conditions.

Government actions, policies and personnel have a high degree of influence in emerging market countries such as Ghana and could adversely affect our results of operations or financial condition.

While we believe that the government of Ghana is stable and that the policies are supportive or at least not hostile to agribusiness operations such as those we plan, governments occasionally make significant changes in monetary, credit, industry and other policies and regulations. Government actions to control inflation and other policies and regulations have often involved, among other measures, price controls, currency devaluations, capital controls and limits on imports. We have no control over, and cannot predict what measures or policies the Ghana government may take in the future. The results of operations and financial condition of our businesses may be adversely affected by changes in governmental policy or regulations. Uncertainty over whether governments will implement changes in policy or regulation affecting these or other factors in the future may contribute to economic uncertainty and heightened volatility in the securities markets, which may have a material and adverse effect on our business, results of operations and financial condition.

Currency exchange rate fluctuations relative to the U.S. dollar in Ghana may adversely impact our results of operations and financial condition.

While the Ghana government has a long history of stable currency pricing and pegging to the US dollar, we cannot be cure that those conditions will continue.

Disruption of transportation and logistics services or insufficient investment in public infrastructure could adversely affect our operating results.

Efficient access to transportation infrastructure and ports is critical to the growth of agriculture as a whole

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in Ghana and of our operations in particular. Improvements in transportation infrastructure are likely to be required to make more agricultural production accessible to export terminals at competitive prices. A substantial portion of agricultural production in Ghana is transported by truck, a means of transportation significantly more expensive than the rail transportation available to U.S. and other international producers. Our dependence on truck transportation may affect our position as a low-cost producer so that our ability to compete in the world markets may be impaired.

Even though road and rail improvement projects have been considered for some areas of Ghana, and in some cases implemented, substantial investments are required for road and rail improvement projects, which may not be completed on a timely basis, if at all. While roadways are adjacent to the first land we intend to lease, this may not be possible for other leaseholds. Any delay or failure in developing infrastructure systems could reduce the demand for our products, impede our products’ delivery or impose additional costs on us. Any disruption in these services could result in supply problems at our farms and processing facilities and impair our ability to deliver our products to our customers in a timely manner.

MARKET PRICE AND DIVIDENDS ON OUR COMMON
EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Since April 23, 2008, our common stock has been quoted on the Over The Counter Bulletin Board (the “OTCBB”) under the symbol “BYHL.” Prior to that date, our common stock was quoted on the Over The Counter Bulletin Board under the symbol “CGNW.” In connection with the Share Exchange, and in accordance with the policies of FINRA, we will request a trading symbol change. As of the date of this report, this trading symbol change request has not been given effect by FINRA. Accordingly, our trading symbol will remain BYHL until such time as our trading symbol change request has been given effect by FINRA.

The following table sets forth, for the periods indicated, the high and low closing bid price quotations for the common stock as reported on the OTCBB. These prices reflect prices paid for our common stock prior to the Share Exchange. The quotes represent inter-dealer prices, without adjustment for retail mark-up, markdown or commission and may not represent actual transactions.

For the Quarter ended March 31, 2012	High	Low
First Quarter	$0.85	$0.18

For the year ended December 31, 2011	High	Low
Fourth Quarter	$0.85	$0.18
Third Quarter	$0.75	$0.40
Second Quarter	$0.85	$0.26
First Quarter	$0.85	$0.30

For the year ended December 31, 2010	High	Low
Fourth Quarter	$0.35	$0.30
Third Quarter	$0.60	$0.30
Second Quarter	$0.45	$0.17
First Quarter	$0.17	$0.17

Holders

As of March 31, 2012 and giving effect to the issuance of the 12,000,000 shares issued in the CPGL transaction, we had outstanding a total of 18,154,841 of our common shares. These shares were held by approximately 300 holders of record with an estimated 250 additional shareholders whose common shares were held for them in street name or nominee accounts.

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Dividends

We have never declared or paid a cash dividend. Any future decisions regarding dividends will be made by our board of directors. We currently intend to retain and use any future earnings for the development and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future. Our board of directors has complete discretion on whether to pay dividends, subject to the approval of our stockholders. Even if our board of directors decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the board of directors may deem relevant.

Equity Compensation Plans

Agricon Stock Incentive Plan

At a special meeting of our shareholders held on March 31, 2008, our shareholders approved a proposal to adopt our 2008 Stock Incentive Plan (the “Stock Incentive Plan”). The Stock Incentive Plan became effective on April 23, 2008. And on February 13, 2012 the Directors approved and holders of a majority of the outstanding shares of the Company ratified an increase of the number of shares available for issuance under the Stock Incentive Plan from 300,000 to 3,300,000. Directors, employees, consultants and advisors of BHCC and its subsidiaries are eligible to receive awards under the Stock Incentive Plan. The Stock Incentive Plan will be administered by the Compensation Committee of our Board of Directors. The Stock Incentive Plan will continue until April 23, 2018. A maximum of 3,300,000 shares of our common stock are available for issuance under the Stock Incentive Plan. The following types of awards are available under the Stock Incentive Plan: (i) stock options; (ii) stock appreciation rights; (iii) restricted stock; (iv) restricted stock units; and (v) performance awards. Our Board of Directors may, from time to time, alter, amend, suspend or terminate the Stock Incentive Plan. As of June 30, 2011, there were no awards under the Stock Incentive Plan.

The Expired 2001Incentive and Non-statutory Stock Option Plan

We previously established the 2001 Incentive and Non-statutory Stock Option Plan which expired by its terms on December 31, 2011. No awards existed under this plan on the date it expired and no awards were made during the periods ended December 31, 2010, June 30, 2011 and the calendar year ending December 31, 2011.

Non-statutory Stock Options

On March 6, 2012 the board of directors granted non-statutory stock option options outside the 2008 Stock Incentive Plan to the Company’s two officers and to one continuing independent director and one new independent director totaling 1,070,000 shares. The Board used the exercise price of fifty cents per share ($0.50/share) as fair value in view of the fact that the Company was then conducting a private placement for common shares of the Company at that price. These options are subject to vesting requirements and expire five years after the date of grant. Of this number, 400,000 options were granted to the new CEO and new affiliated director, Peter Brincker Moller. Mr. Moller has now separated from the Company by mutual agreement and the Company has agreed to repurchase this option from Mr. Moller for a price of $20,000 conditional upon and immediately after closing of the Company’s next fund raising. Closing of the Share Exchange transaction was an important vesting event on the options held by our President and CFO, Bob Bench. See also Officer and Director Compensation, below.

Penny Stock

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. Our stock is currently a “penny stock.” The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not

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otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the SEC, which: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (b) contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of securities laws; (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and significance of the spread between the bid and ask price; (d) contains a toll-free telephone number for inquiries on disciplinary actions; (e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (f) contains such other information and is in such form as the SEC shall require by rule or regulation. The broker-dealer also must provide to the customer, prior to effecting any transaction in a penny stock, (a) bid and offer quotations for the penny stock; (b) the compensation of the broker-dealer and its salesperson in the transaction; (c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitably statement.

These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock as it is subject to these penny stock rules.

Rule 144

As of March 31, 2012, there were 18,154,841 shares of our common stock issued and outstanding, of which 17,741,663 shares are deemed “restricted securities,” within the meaning of Rule 144. Absent registration under the Securities Act, the sale of such shares is subject to Rule 144, as promulgated under the Securities Act.

In general, under Rule 144, subject to the satisfaction of certain other conditions, a person deemed to be one of our affiliates, who has beneficially owned restricted shares of our common stock for at least one year is permitted to sell in a brokerage transaction, within any three-month period, a number of shares that does not exceed the greater of 1% of the total number of outstanding shares of the same class, or, if our common stock is quoted on a stock exchange, the average weekly trading volume during the four calendar weeks preceding the sale.

Rule 144 also permits a person who presently is not and who has not been an affiliate of ours for at least three months immediately preceding the sale and who has beneficially owned the shares of common stock for at least six months to sell such shares without restriction other than the requirement that there be current public information as set forth in Rule 144. To the extent that Rule 144 is otherwise available, this provision is currently applicable to all of the restricted shares. If a non-affiliate has held the shares for more than one year, such person may make unlimited sales pursuant to Rule 144 without restriction.

In order for stockholders holding shares that were issued while the Company was a “shell company” to use Rule 144, the company must have ceased to be a “shell company,” be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act; filed all reports and other materials required to be filed by Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding twelve months and have filed current “Form 10 Information” with the SEC reflecting its status as an entity that is no longer a “shell company,” then those securities may be sold subject to the requirements of Rule 144 after one year has elapsed from the date that the issuer filed “Form 10 Information” with the SEC. Prior to the Company’s entrance into the Share Exchange, the Company has been deemed a “shell company.” Subject to the satisfaction of certain other conditions, stockholders of a substantial number of our outstanding shares will not be eligible to rely on Rule 144 for at least one year from the filing of this Form 8-K. The Company has issued shares in private placements while a “shell company” totaling 13,900,000 shares. This number includes 900,000 shares issued in a private placement of May 2011, 1,000,000 shares issued in the on-going private placement and 12,000,000 shares issued to the shareholders of CPGL in the Share Exchange transaction. An additional 220,000 shares were subscribed and issuable under the on-going private placement as of March 31, 2012. Note that the two largest new shareholders from the Share Exchange transaction have agreed to a 2

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year lock-up agreement and thus their contractual holding period extends beyond the one year period under Rule 144.

Accordingly the requirements of Rule 144 and/or the lock-up agreement may affect prevailing market prices for our common stock. This affect could be seen through a limited supply of shares available for purchase or a substantial supply of shares and these conditions may change over time. This condition could impair our ability to raise capital in the future through the sale of equity securities.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

None.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

The following discussion and analysis is intended as a review of significant factors affecting our financial condition and results of operations for the periods indicated. The discussion should be read in conjunction with our consolidated financial statements and the notes presented herein. In addition to historical information, the following Management’s Discussion and Analysis of Financial Condition and Results of Operations contains forward-looking statements that involve risks and uncertainties. Our actual results could differ significantly from those anticipated in these forward-looking statements as a result of certain factors discussed herein and any other periodic reports (to be) filed with the Securities and Exchange Commission.

Overview and Financial Condition

Discussions with respect to our Company’s operations included herein refer to our consolidated operations, including our operating subsidiary, Canola Property Ghana Limited (“CPGL”). Our Company merged with CPGL on March 31 2012. We have no other operations than those of CPGL. Information with respect to our Company’s nominal operations prior to the CPGL Share Exchange is not included herein.

Results of Operations

For the period from inception (July 5, 2011) through December 31, 2011

We are a development stage company and our activities since our inception date of July 5, 2011, have been related to organizing the company, general and administrative costs, searching for appropriate agricultural land that we might lease in the future, and preparing for the Transaction between CPGL and Agricon. These organizing and land search activities were financed by payments of costs and expenses by CPGL’s founder and majority shareholder in an amount totaling $50,463 for which the founders received 75,000 shares of CPGL.

Liquidity and Capital Resources

The combined company’s cash position, on a pro forma basis, at December 31, 2011 was $10,059. Current liabilities of $149,005 exceeded current assets of $96,333 by $52,672. At the close of the Share Exchange, Agricon had received $500,000 of proceeds in a private placement (“Offering”) from the sale of 1,000,000 shares of its common stock par value $0.0001. These shares were priced at fifty cents ($0.50) per share. The Company plans to raise an additional $500,000 under its present offering through the issuance of an additional 1,000,000 shares and has received subscriptions for an additional 220,000 shares or $110,000.

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The proceeds of the Offering, assuming the full $1,000,000 is fully subscribed, are anticipated to be used for the following purposes (all amounts shown below are estimates and subject to change):

Sources of Funds
Offered Shares	$1,000,000
Uses of Funds
Lease Acquisition
Down payment on lease	$100,000
Legal, survey, recording, and facilitating costs	110,000
Geo Survey and business plan costs and expenses	100,000
Subtotal	$310,000
Costs and Expenses of Transaction
Legal and accounting	$200,000
Placement and financial consulting	130,000
Subtotal	$330,000
Farming and Related Costs	$210,000
Working Capital	$150,000

Total Uses of Funds	$1,000,000

Once the company has completed the acquisition of its first lease, the property has been surveyed, the lease properly recorded by the Ghana government, and land clearing operations have commenced, we plan to raise additional capital through debt or through the sale of additional equity issuance to finance the company’s operations and acquisitions of additional property and equipment.

Off Balance Sheet Arrangements

The Company did not have any off balance sheet arrangements.

Critical Accounting Policies

Fair Value of Financial Instruments

The Company’s financial instruments consist of cash, accounts receivable and accounts payable. The carrying value of cash and cash equivalents, receivables and payables are considered to be representative of their fair market value, due to the short maturity of these instruments.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of oil and gas reserves, assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of oil and gas reserves, assets and liabilities and disclosure on contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with original maturity dates of three months or less to be cash equivalents. The balance in Cash and Cash Equivalents consists of cash reserves held in checking accounts.

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Other Receivables

The Company has a note receivable from a non-affiliate in the amount of $366,780. At December 31, 2011 the current portion of the note was $84,524. This note is being paid through monthly cash payments of $10,000, which includes principle and interest.

Long Term Portion of Notes Receivable

The long term portion of the note receivable was $282,256 at December 31, 2011.

Liabilities

The Company’s total liabilities at December 31, 2011 consisted of accounts payable of $28,136, accrued expenses of $58,969 and short term notes payable of $61,900.

Stock-Based Compensation

The Company follows ASC 718, Compensation—Stock Compensation (“ASC 718”), which requires the measurement and recognition of compensation expense for all share-based payment awards, including employee stock options, based on estimated fair values. The value of the portion of the award that is ultimately expected to vest is recognized as an expense on a straight-line basis over the requisite vesting period. ASC 718 requires an estimate of the fair value of equity-classified stock option awards on the date of grant using an option-pricing model. The Company uses the Black-Scholes option-pricing model (“Black-Scholes Model”) as its method of valuation for share-based awards. The determination of fair value of share-based payment awards on the date of grant using the Black-Scholes Model is affected by the Company’s share price, as well as assumptions regarding a number of subjective variables. These variables include, but are not limited to, expected share price volatility over the term of the awards, as well as actual and projected exercise and forfeiture activity.

Revenue Recognition

The Company will record revenue from the sale of its products when delivery to the customer has occurred and title has transferred, net of royalties, transportation, discounts and allowances, as applicable.

Income Taxes

We recognize deferred tax liabilities and assets based on the differences between the tax basis of assets and liabilities and their reported amounts in the consolidated financial statements that will result in taxable or deductible amounts in future years. Deferred tax assets and liabilities are measured using enacted tax rates expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. All allowances against deferred income tax assets are recorded in whole or in part, when it is more likely than not those deferred income tax assets will not be realized.

The Financial Accounting Standards Board issued new guidance on accounting for uncertainty in income taxes. The Company adopted this new guidance for the year ended December 31, 2009. Management evaluated the Company’s tax positions and concluded that the Company had taken no uncertain tax positions that require adjustment to the financial statements to comply with the provisions of this guidance. There are currently no federal or state income tax examinations underway. The Company’s tax years of 2010 and forward are subject to examination by federal and state taxing authorities. The Company recognizes interest and penalties related to income tax in income tax expense. For the period ended December 31, 2011 there were no such expenses.

Recent Accounting Pronouncements

Comprehensive Income – In June 2011, the FASB issued authoritative guidance regarding the presentation of comprehensive income. This guidance provides companies with the option to present the total of comprehensive

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income, components of net income, and the components of other comprehensive income either in a single continuous statement of comprehensive income or in two separate but consecutive statements. The objective of the standard is to increase the prominence of items reported in other comprehensive income and to facilitate convergence of U.S. GAAP and International Financial Reporting Standards (IFRS). The standard eliminates the option to present components of other comprehensive income as part of the statement of changes in stockholders’ equity. The guidance is effective for fiscal years and interim periods beginning after December 15, 2011 and should be applied retrospectively. Early adoption is permitted. The Company has not yet determined the effect, if any, the adoption this guidance will have on its consolidated financial statements.

Fair Value Measurements – In May 2011, the FASB issued authoritative guidance regarding fair value measurements. This guidance establishes common requirements for measuring fair value and for disclosing information about fair value measurements in accordance with U.S. GAAP and IFRS. It also clarifies the FASB’s intent on the application of existing fair value measurement requirements. The guidance is effective for fiscal years and interim periods beginning after December 15, 2011 and should be applied prospectively. The Company has not yet determined the effect, if any, that the adoption of this guidance will have on its consolidated financial statements.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the number of shares of our common stock beneficially owned by the following persons or groups (i) each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock, (ii) each of our executive officers and directors and (iii) all of our executive officers and directors as a group. Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act. In computing the number of shares beneficially owned by a person or a group and the percentage ownership of that person or group, The Company will have no options, warrants or other convertible or exercisable securities for inclusion in such computation. In determining the percentages, the following table assumes 18,154,841 shares of our common stock are issued and outstanding. Certain purchasers under the Share Exchange Agreement have arranged for issuance in the names of members, affiliates, or shareholders of such purchasers.

Name and Address	Amount and Nature of Beneficial Ownership(1)	Percentage of Class of Common Stock
Invest In Ghana Co. Limited Madina-Abokobi-Zion City PO Box SK 650, Accra, Ghana	2,000,000	11.02%

Africa Agriculture B.V. Laan Copes van Cattenburch 52 2585 GB Den Haag, Netherlands	5,793,168	31.91%
Margreen Holdings Limited 50 Town Range Gibraltar	2,111,584	11.63%

Magcor Ghana Limited 1717 G3 A Street Edmonton, Alberta Canada T6X 3C3	1,000,000	5.51%

Directors and Named Executive Officers
Robert K. Bench 25 East 200 South Lehi, Utah 84043	991,852(2)	5.46%

James U. Jensen 25 East 200 South Lehi, Utah 84043	456,575(3)	2.51%

Rene Dyring Mikkelsen Classensgade 5 3. tv DK-2100 Copenhagen, Denmark	--	--%

All current executive officers and directors as a group (4 persons)	1,448,427	7.97%

____________________

(1)  Except as indicated below, each person has sole and voting and/or investment power over the shares listed, subject to applicable community property laws. The shares represented include the shares of our common stock expected to be beneficially owned immediately following the effective time of the Share Exchange.

(2)  Includes 269,993 shares owned by Vector Capital, LLC, and 271,853 shares owned by Little Hollow Farms, Inc., all of which may be deemed to be beneficially owned by Mr. Bench who is the managing member of Vector Capital LLC and President of Little Hollow Farms, Inc.

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(3)  Includes 100 shares owned by Mr. Jensen’s wife and 63,730 shares owned by Amsterdam First LLC, a limited liability company of which Mr. Jensen is the managing member. Does not include 72,435 shares owned by adult children of Mr. Jensen, of which Mr. Jensen disclaims beneficial interest.

MANAGEMENT

Directors and Executive Officers

Our board of directors is responsible for the overall management of the company and appoints the executive officers who are responsible for administering our day-to-day operations. Our executive officers and directors are elected annually for a one year term or until their respective successors are duly elected and qualified or until their earlier resignation or removal. The following table identifies our directors and officers as of the date of this Current Report on Form 8-K.

Name	Age	Position
Robert K. Bench	62	President, Chief Financial Officer and Director
James U. Jensen	67	Director, Chairman
Rene Dyhring Mikkelsen	45	Director

Robert K. Bench, age 62, has served as our President and Chief Executive Officer since October 2007 and as a member of our board of directors since December 2007. Mr. Bench was a founder and since April 1999 has been a managing member of BayHill Group LC, a consulting group focused on assisting microcap companies (“BayHill Group”). From January 2005 until April 2007, he also served as the Chief Financial Officer of Innuity, Inc. (INNU), software as a service company that delivers applications for small business. From November 2000 until August 2004, he also served as Chief Financial Officer of The SCO Group (SCOX), a developer and marketer of software applications and operating systems. Mr. Bench is a certified public accountant and holds a bachelor degree in accounting from Utah State University.

James U. Jensen, age 67, has served as the Chairman of our board of directors since December 2007. Mr. Jensen currently is the Managing Member and Chief Executive Officer of ClearWater Law & Governance Group, LLC and has a private law practice. He also serves as the Independent Board Chairman for the Wasatch Funds, a family of 14 mutual funds managed by Wasatch Advisors, Inc., and has served as a director of Wasatch Funds since they were organized in 1990. Recently Mr. Jensen joined as an independent director on the board of the mutual fund, Northern Lights Fund Trust III. Mr. Jensen is an outside director at the University of Utah Research Foundation and is a director of the Utah Chapter of the National Association of Corporate Directors. From 1986 to 2001, Mr. Jensen served as a director, and from 1991 to 2004 as Vice President, General Counsel, and Secretary, of NPS Pharmaceuticals, Inc., a public biotechnology company. He graduated from the University of Utah, served a Fulbright Grant in Mexico and received his J.D. and M.B.A. degrees from Columbia University. He was a law clerk to Judge David T. Lewis, the Chief Judge of the 10th Circuit U.S. Court of Appeals.

Rene Dyhring Mikkelsen, age 45, has served as Chief Financial Officer of Ganni since May 2008 and as a Director since July 2010, and he has served as Chief Financial Officer of Global Green Capacity since January 2009. Mr. Mikkelsen is an experienced professional with over 20 years in various senior management and executive positions in start-up enterprises and public companies. He has served both Arthur Andersen and A.T. Kearney, where he has assisted a number of companies in their early start-up years and completed several initial public offerings. Mr. Mikkelsen was a founder and Managing Partner of Oryx Invest Venture Capital, a combined consulting and venture capital group focused on assisting start-ups and early stage companies, a position he held from 1999 until 2004. Mr. Mikkelsen served as Investment Consultant to MiFactory Venture Capital in Chile, Argentina and Brazil during the period from 2004 to 2007, a leading LatAm venture capital company focusing on IT and Telco investments – he was responsible for investments in US/EU based technologies. In addition, Mr.

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Mikkelsen has served as a director of private and public companies and has assisted both private and public companies raise over $100 million for start-up and growth capital through private, public, and venture offerings. He has been responsible for a number of business combinations and successfully reorganized several financially distressed companies. He has spent several years on international assignments in EU/US and in emerging markets like the former Eastern Europe, China and LatAm. Mr. Mikkelsen has been a co-founder and is a private investor in a number of private and small public companies. His background includes Financial Services, Internet Technology, Retail, Venture Capital, Manufacturing and Agri Investments. Mr. Mikkelsen holds a Master Degree in Accounting, Auditing & Finance as well as an Executive MBA in General Management & Strategy.

As of the date hereof, we have no other significant employees and do not anticipate having any significant employees following the Share Exchange, other than our executive officers identified above. Employees will be added as operations require and consistent with our ability to finance such operations.

There are no family relationships among our directors, our executive officers, or persons to become our directors or our executive officers following the Share Exchange.

Except as discussed above, to our knowledge, there have been no events under any bankruptcy act, criminal proceedings and no federal or state judicial or administrative orders, judgments, decrees or findings, no violations of any federal or state securities laws, and no violation of any federal commodities law material to the evaluation of the ability and integrity of any director (existing or proposed), executive officer (existing or proposed), promoter or control person of the Company during the past 10 years.

To our knowledge, there are no material proceedings to which any director (existing or proposed), officer (existing or proposed), affiliate of the Company, any holder of 5% or more of our currently outstanding common stock, any associate of any such director or officer, or any affiliate of such security holder that is adverse to us or has a material interest adverse to us. There are no family relationships among any of the officers and directors.

There are no family relationships among any of the officers and directors.

Corporate Governance

Leadership Structure

Our board of directors has appointed Mr. James U Jensen as its chairman. Our board of directors has determined that its leadership structure was appropriate and effective for the Company.

Board Committees

Our Board of Directors has standing Audit and Compensation Committees. To date, our Board of Directors has not established a Nominating or Governance Committee, in part because our Board of Directors believes that, at this stage of our development, all of our directors should be actively involved in the matters which would be addressed by such a committee. We may, in the future, establish a Nominating or Governance Committee. We believe each of the directors serving on our Audit and Compensation Committees is an independent director pursuant to NASD Rule 4200(a)(15) and that each of the directors serving on the Compensation Committee is an “independent director” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended.

Audit Committee. Rene Dyhring Mikkelsen and James U. Jensen serve as members of the Audit Committee, with Mr. Mikkelsen serving as Chair. Our Board of Directors has determined that Mr. Mikkelsen satisfies the criteria for an audit committee financial expert under Rule 401(e) of Regulation S-B promulgated by the SEC. Each member of our Audit Committee is able to read and understand fundamental financial statements, including our consolidated balance sheets, statements of operations and statements of cash flows. The functions of the Audit Committee are primarily to: (a) facilitate the integrity of our financial statements and internal controls, (b) oversee our compliance with legal and regulatory requirements related to accounting and/or financial controls, (c) evaluate our independent registered public accounting firm’s qualifications and independence, (d) oversee the performance of our internal audit function and the independent registered public accounting firm, and (e) review our

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systems of disclosure controls and procedures, internal controls over financial reporting, and compliance with ethical standards related to accounting and/or financial controls we have adopted. Our Board of Directors has adopted a written charter for our Audit Committee, a copy of which is available on the Company’s website, www.bayhillcapital.com and/or www.agriconglobal.com. Except as otherwise required by applicable laws, regulations or listing standards or our Audit Committee Charter, major decisions regarding our activities and operations are considered by our Board of Directors as a whole.

Compensation Committee. Rene Dyhring Mikkelsen and James U. Jensen serve as members of the Compensation Committee of our Board of Directors, with Mr. Jensen serving as Chair. The functions of our Compensation Committee are primarily to: (a) to oversee the discharge the responsibilities of the Board relating to compensation, and (b) to ensure that our compensation plans, programs and values transferred through cash pay, stock and stock-based awards, whether immediate, deferred, or contingent are fair and appropriate to attract, retain and motivate management and are reasonable in view of company economics and of the relevant practices of other, similar companies. Our Board of Directors has adopted a written charter for our Compensation Committee, a copy of which is available on the Company’s website, www.bayhillcapital.com and/or www.agriconglobal.com.

Director Nominations. Our Board of Directors will consider recommendations for director nominees by shareholders if the names of those nominees and relevant biographical information are submitted in writing to our Corporate Secretary in the manner described for shareholder nominations below under the heading “Proposals of Shareholders.” All director nominations, whether submitted by a shareholder or the Board of Directors, will be evaluated in the same manner.

Code of Ethics

On May 12, 2008, our Board of Directors adopted a new Code of Business Conduct and Ethics (the “Code of Ethics”) to replace our previous Code of Business Conduct and Ethics. The Code of Ethics is designed to deter wrongdoing by our employees and to promote honest and ethical conduct, full, fair and accurate disclosure, compliance with laws, prompt internal reporting and accountability to adherence to the Code of Ethics. The Code of Ethics is applicable to all of our employees, as well as employees of our subsidiaries, including our principal executive officer and principal financial officer. A copy of the Code of Ethics was previously filed with the SEC and is posted on the Company’s website, www.bayhillcapital.com and/or www.agriconglobal.com.

Compliance with Section 16 of the Securities Exchange Act of 1934

 Section 16(a) of the Exchange Act requires our officers and directors to file reports concerning their ownership of our common stock with the SEC and to furnish us with copies of such reports. Based solely upon our review of the reports required by Section 16 and amendments thereto furnished to us, we believe that all reports required to be filed pursuant to Section 16(a) of the Exchange Act during the annual reporting period of July 1, 2010 through June 30, 2011, were filed with the SEC on a timely basis.

Involvement in Certain Legal Proceedings

None of our directors or executive officers has been convicted in a criminal proceeding, excluding traffic violations or similar misdemeanors, or has been a party to any judicial or administrative proceeding during the past ten years that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws, except for matters that were dismissed without sanction or settlement. Except as set forth in our discussion below in “Transactions with Related Persons; Promoters and Certain Control Persons; Director Independence,” none of our directors, director nominees or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC.

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EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information concerning all cash and non-cash compensation awarded to, earned by or paid to the named persons for services rendered in all capacities during the noted periods. No other executive officers received total annual compensation in excess of $100,000.

CPGL

No Officer of CPGL has received compensation for his services as of the date of this report.

Agricon Global Corporation

Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-equity Incentive Comp ($)	Change in Pension Value and non-Qual. Deferred Compensation. Earnings ($)	All Other Comp. ($)	Total ($)

Robert K. Bench (1)	2011	$36,000	-	$31,500(2)	-	-	-	-	$67,500
	2010	-	-	$42,000(3)					$42,000

(1)	Mr. Bench has served as Agricon’s President and Chief Executive Officer since October 2008 and Chief Financial Officer since November 30, 2008.
(2)	Mr. Bench was issued 105,000 shares of common stock in lieu of salary.
(3)	Mr. Bench was issued 155,556 shares of common stock in lieu of salary.

Employment Agreements

CPGL

There are no existing employees and no employment agreements in CPGL. CPGL has contractual arrangements with two, otherwise non-affiliates which are cancelable with 30 day notice.

Agricon

Robert Bench. Mr. Bench has agreed to serve as Agricon’s Chief Financial Officer on a part-time basis. Mr. Bench is currently serving a President and Chief Financial Officer. He will be required to provide a minimum of 86 hours of service per month. He will receive a monthly salary of $10,000 per month until additional financial resources are available.

Prior to the closing of the Share Exchange, the Agricon board of directors appointed Peter Brincker Moller, as its chief executive officer and to the Agricon board of directors effective March 6, 2012. In addition, prior to the closing of the Share Exchange, the Agricon board of directors appointed Rene Dyhring Mikkelsen to the Agricon board of directors effective March 6, 2012, which was more than 10 days after the date on which Agricon caused an information statement to be filed with the SEC and mailed to stockholders related to the appointment of the foregoing individuals to its board of directors. Mr. Moller has now resigned those positions as described elsewhere herein. Agricon plans to find a replacement but has not done so as of the date hereof.

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Outstanding Equity Awards at December 31, 2011

There were no options or warrants outstanding at December 31, 2011. On March 6, 2012 the Agricon board of directors approved and granted non-qualified stock options to Robert K. Bench in consideration of the work done by Mr. Bench is seeking one or more merger partners for the Company. Also on March 6, 2012, the board of directors approved and granted to Mr. Bench and to Peter Brincker Moller non-qualified options to purchase 600,000 shares and 400,000 shares, respectively, of its common stock par value $0.0001, at an exercise price of $0.50 per share, being the price used in the marketplace for the Company’s recent private placement. These options expire if not exercised in five years and are subject to vesting. One significant vesting event is the completion of the Share Exchange transaction, but the raising of additional equity capital remains an important vesting event. As described elsewhere herein, Mr. Moller and the Company agreed on his resignation of all positions with the Company effective March 31, 2012 and Mr. Moller has agreed to sell and the Company has agreed to buy his stock option for a price of $20,000 promptly following the Company’s next fund raising transaction.

Compensation of Directors

CPGL

No member of CPGL board of directors received any compensation for services as a director during the period from July 5, 2011 (inception) through December 31, 2011 and thru the closing of the Share Exchange transaction. The Company plans to make arrangements for compensating the member of the board of directors of CPGL from Ghana who will remain on the board of CPGL but no arrangements have been made as of this date.

Agricon

In May, 2008, Agricon adopted a compensation plan for its non-management Board members. The Plan was updated and approved by the previous Agricon board members on March 6, 2012 and will continue for the Company following the Share Exchange. Compensation includes cash and non-cash components. The cash component is based on attendance at quarterly Board meetings in accordance with the following table:

	Quarterly	Face to Face Mtg.	Telephonic Mtg.
Board Chairman	$4,000	$1,500	$750
Board Member	$3,000	$1,000	$500
Committee Chair		$500	$250
Committee Member		$400	$200

In addition, non-management Board members receive stock option grants in accordance with the following table:

	Upon Election (1)	Annual Refresh (2)
Board Chairman	40,000 options	7,000 options
Board Member	30,000 options	6,000 options

(1)	One time grant at time of election or reappointment to the board. Options to be priced at the 5-day volume weighted average price (“VWAP”) prior to the date of election.

(2)	Shares to be granted each year when the board member is re-elected at the Company’s annual shareholder meeting. Options to be priced at the 5-day VWAP prior to the date of shareholder meeting.

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The following table provides information regarding the compensation of, and fees paid to, our directors for the fiscal year ended June 30, 2011:

Director Compensation Table
Name	Cash Payments	Common Stock Shares	Common Stock Value(1)	Notes Payable(2)
James U. Jensen	$3,513	17,565	$5,270	$7,117	$15,900
John M. Knab	$3,400	17,000	$5,100	$5,500	$14,000
John D. Thomas	$3,600	18,000	$5,400	$6,000	$15,000

(1)  Shares issued for payment of accrued compensation were valued at $0.30 per share as part of the sale on May 11, 2011, of 900,000 shares of our common stock at a price of $0.30 per share in a private placement. Of the 900,000 shares sold, 630,000 shares were purchased for cash proceeds of $177,900, net of expenses of $11,000, by non-affiliates of our Company and 270,000 shares were issued to four of our directors and one executive officer, for the reduction of $81,000 of accrued salary, legal and board of director fees.

(2)  On June 30, 2011 the balances of accrued board compensation was converted into unsecured promissory notes that carry an interest rate of 10% for the first 120 days and 15% thereafter and mature on June 30, 2012. We have a right to prepay these notes at any time without penalty.

TRANSACTIONS WITH RELATED
PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

Transactions with Related Persons

The following includes a summary of any transaction occurring since January 1, 2010, or any proposed transaction, in which we were or are to be a participant and the amount involved exceeded or exceeds the lesser of $120,000 or one percent of the average of our total assets at year end for the last two completed fiscal years, and in which any related person had or will have a direct or indirect material interest (other than compensation described under “Executive Compensation” above). We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that would be paid or received, as applicable, in arm’s-length transactions.

We had no such transactions during the specified period

.

Review, approval or ratification of transactions with related persons

We have a code of ethics, which was adopted by Agricon before the consummation of the Share Exchange and continues to apply to our directors, officers and employees, including our principal executive officer and principal financial and accounting officer (each, a “Covered Person” and, collectively, the “Covered Persons”). As provided in our code of ethics, each of our employees and officers (other than our principal executive officer and principal financial officer) is responsible for reporting to his or her immediate supervisor, and each director and each of our principal executive officer and our principal financial officer is responsible for reporting to the chairman of the audit committee, if such a committee is created, or, in the absence of an audit committee, to the chairman of our board of directors, any potential conflict of interest. The audit committee chairman, if any, or the chairman of our board of directors, as applicable, will determine if a conflict of interest exists, and if so determined, will determine the necessary resolution of such conflict. We intend to re-evaluate our policies and procedures relating to related party transactions, and anticipate adopting changes to our current written policy providing for the formal procedures through which any such potential transaction will be evaluated.

Promoters and Control Persons

The original BayHill Capital Corporation did not have any promoters at any time during the past five fiscal years. CPGL received support from founders in its initial period but we do not consider those persons to be promoters.

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RECENT SALE OF UNREGISTERED SECURITIES

We have sold the following securities in transactions that were not registered with the SEC or a state securities commission within the last three years:

Shares issued in the calendar year ending December 31, 2009: 711,049

The Company conducted a private placement offering to a limited number of acquaintances of the Company under which the Company issued a total of 340,000 shares at a price of fifty cents ($0.50) per share. The Company also issued a total of 371,049 shares to management and directors for payment of $111,315 of accrued salaries and fees. The Company relied on the statutory exemption from registration found in section 4.2 of the Securities Act and comparable Utah state provisions. All purchasers qualified as accredited investors.

Shares issued in the calendar year ending December 31, 2010: 397,416

The Company issued a total of 397,416 shares to management and directors for payment of $107,518 of accrued salaries and fees. The Company relied on the statutory exemption from registration found in section 4.2 of the Securities Act and comparable Utah state provisions. All purchasers qualified as accredited investors.

Shares issued in the calendar year ending December 31, 2011: 900,000

The Company conducted a private placement offering to a limited number of acquaintances of the Company under which the Company issued a total of 630,000 shares at a price of thirty cents ($0.30) per share. The Company also issued a total of 270,000 shares to management and directors for payment of $81,000 of accrued salaries and fees. The Company relied on the statutory exemption from registration found in section 4.2 of the Securities Act and comparable Utah state provisions. All offerees and purchasers qualified as accredited investors.

Shares issued in the Company’s fiscal quarter ending March 31, 2012: 1,000,000

The Company conducted a private placement offering to a limited number of foreign investors under which the Company issued a total of 2,000,000 shares at a price of fifty cents ($0.50) per share. The Company further received new subscriptions for 220,000 shares as of March 31, 2012. The Company relied on the statutory exemption from registration found in section 4.2 of the Securities Act and comparable Utah state provisions and the provisions of Regulation S for offerings to non-US persons. All purchasers would have qualified as accredited investors to the extent that the offering was conducted under Regulation D. All of the shares were issued for cash.

Additionally, of course, the Company has issued the 12 million shares to the shareholders of CPGL under the Share Exchange Agreement as described elsewhere herein.

DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 100,000,000 shares of $.0001 par value common stock and 400,000 shares of $.0001 par value preferred stock. We are incorporated in the United States of America in the state of Delaware.

Common Stock

We are authorized to issue up to 100,000,000 shares of common stock, $.0001 par value. Each share of common stock entitles a stockholder to one vote on all matters upon which stockholders are permitted to vote. Common stock does not confer on the holder any preemptive right or other similar right to purchase or subscribe for any additional securities issued by us and is not convertible into other securities. No shares of common stock are subject to redemption or any sinking fund provisions. All the outstanding shares of our common stock are fully paid and non-assessable. Subject to the rights of the holders of the preferred stock, the holders of shares of our common stock are entitled to dividends out of funds legally available when and as declared by our Board of Directors. In the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to receive, ratably, the

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net assets available to stockholders after payment of all creditors and any liquidation preference on outstanding preferred stock.

Preferred Stock

We may issue up to 400,000 shares of preferred stock, $.0001 par value in one or more classes or series within a class as may be determined by our board of directors, who may establish, from time to time, the number of shares to be included in each class or series, may fix the designation, powers, preferences and rights of the shares of each such class or series and any qualifications, limitations or restrictions thereof. Any preferred stock so issued by the board of directors may rank senior to the common stock with respect to the payment of dividends or amounts upon liquidation, dissolution or winding up of us, or both. No shares of preferred stock are currently outstanding. The issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, a majority of our outstanding voting stock.

Registration Rights

No shareholder has contractual rights to piggy-back or demand registration rights for shares of the Company.

Lock-up Agreement

As part of the Share Exchange transaction with the shareholders of CPGL, two shareholders received, collectively, a total of 7,904,752 shares of the 12 million shares issued by Agricon. The two shareholders have agreed to a Lock-up under which they will hold their shares and not seek a trade or the removal of the restrictive legend for a period of two years from the date of the Share Exchange Agreement.

Anti-Takeover Provisions

Delaware Anti-Takeover Law

We are subject to Section 203 of the Delaware General Corporation Law, which regulates, subject to some exceptions, acquisitions of publicly held Delaware corporations. In general, Section 203 prohibits us from engaging in a “business combination” with an “interested stockholder” for a period of three years following the date the person becomes an interested stockholder, unless:

•	our board of directors approved the business combination or the transaction in which the person became an interested stockholder prior to the date the person attained this status;

•	upon consummation of the transaction that resulted in the person becoming an interested stockholder, the person owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding shares owned by persons who are directors and also officers and issued under employee stock plans under which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•	on or subsequent to the date the person became an interested stockholder, our board of directors approved the business combination and the stockholders other than the interested stockholder authorized the transaction at an annual or special meeting of stockholders by the affirmative vote of at least two-thirds of the outstanding stock not owned by the interested stockholder.

Section 203 defines a “business combination” to include:

•	any merger or consolidation involving us and the interested stockholder;
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•	any sale, transfer, pledge or other disposition involving the interested stockholder of 10% or more of our assets;

•	in general, any transaction that results in the issuance or transfer by us of any of our stock to the interested stockholder;

•	any transaction involving us that has the effect of increasing the proportionate share of our stock owned by the interested stockholders; and

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges, or other financial benefits provided by or through us.

In general, Section 203 defines an “interested stockholder” as any person who, together with the person’s affiliates and associates, owns, or within three years prior to the time of determination of interested stockholder status did own, 15% or more of a corporation’s voting stock.

Certificate of Incorporation and Bylaw Provisions

Our amended and restated certificate of incorporation and bylaws include a number of provisions that may have the effect of deterring hostile takeovers or delaying or preventing changes in control or our management. These provisions include the following:

•	our board of directors can issue up to 400,000 shares of preferred stock, with any rights or preferences, including the right to approve or not approve an acquisition or other change in control;

•	our bylaws provide that our board of directors may be removed with or without cause by the affirmative vote of a majority of our stockholders;

•	our bylaws limit who may call a special meeting of stockholders to our board of directors, chairman of the board, president and one or more stockholders holding not less than 25% of all shares entitled to be cast on any issue proposed to be considered at that meeting;

•	our bylaws provide that stockholders seeking to present proposals before a meeting of stockholders or to nominate candidates for election as directors at a meeting of stockholders must provide timely advance written notice to us in writing;

•	our bylaws specify requirements as to the form and content of a stockholder’s notice;

•	our bylaws provides that, subject to the rights of the holders of any outstanding series of our preferred stock, all vacancies, including newly created directorships, may, except as otherwise required by law, be filled by the affirmative vote of a majority of our directors then in office, even if less than a quorum;

•	our bylaws provide that our board of directors may fix the number of directors by resolution;

•	our amended and restated certificate of incorporation provides that all stockholder actions must be effected at a duly called meeting of stockholders and not by written consent; and

•	our amended and restated certificate of incorporation does not provide for cumulative voting for our directors. The absence of cumulative voting may make it more difficult for stockholders owning less than a majority of our stock to elect any directors to our board.
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Transfer Agent and Registrar

Our transfer agent and registrar is Integrity Stock Transfer, 3265 E. Warm Springs Road, Las Vegas, NV 89120.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our bylaws provide for the indemnification of our directors to the fullest extent permitted by the Delaware General Corporation Law and may, if and to the extent authorized by our board of directors, so indemnify our officers and any other person whom we have the power to indemnify against liability, reasonable expense or other matter. This indemnification policy could result in substantial expenditure by us, which we may be unable to recoup.

Insofar as indemnification by us for liabilities arising under the Exchange Act may be permitted to our directors, officers and controlling persons pursuant to provisions of the Certificate of Incorporation and bylaws, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy and is, therefore, unenforceable. In the event that a claim for indemnification by such director, officer or controlling person of us in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being offered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Exchange Act and will be governed by the final adjudication of such issue.

At the present time, there is no pending litigation or proceeding involving a director, officer, employee or other agent of ours in which indemnification would be required or permitted. We are not aware of any threatened litigation or proceeding which may result in a claim for such indemnification.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

None.

ITEM 3.03 UNREGISTERED SALES OF EQUITY SECURITES

Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

ITEM 5.01 CHANGES IN CONTROL OF REGISTRANT

As described above on the effective date of the Share Exchange, the Company issued 12,000,000 shares of its common stock to the shareholders of CPGL and their designees to affect the Share Exchange. As a result of the issuance of those shares the three largest former shareholders of CPGL and their designees directly and indirectly own or control approximately 66% of the outstanding common stock of the Company. As such the Share Exchange constituted a change of control of the Company. The two largest shareholders of CPGL have agreed to a lock-up agreement with Agricon under which they agree to seek no trade of their shares for a period of two years from the closing of the Share Exchange. The lock-up agreement covers their combined holdings of 7,904,752 shares of the common shares of Agricon.

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On March 6, 2012, after further authorizing the Share Exchange transaction and other matters at a Board of Directors meeting call for that purpose, the board of directors was expanded and the directors appointed to new spots on the board, Peter Brinker Moeller and Rene Dyhring. Thereupon, each of John M. Knab and John D. Thomas

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resigned from the board of directors. A second meeting of the board of directors was then promptly convened at which all directors were present. Directors Moller and Mikkelsen accepted their appointments and were welcomed to the board and the board of directors appointed Peter Brincker Moller, as its the chief executive officer. Mr. Jensen was elected to serve as the board’s chairman and Mr. Bench continued to serve as President and Chief Financial Officer. On February 13, 2012, which was more than 10 days before the date of the Director changes, Agricon caused an information statement on Form 14-f to be filed with the SEC and mailed to stockholders related to the appointment of the foregoing individuals to its board of directors.

Effective shortly before the time of closing of the CPGL transaction, Peter Brincker Moller resigned his position as chief executive officer and as a director and Agricon and Mr. Moller signed a Separation and mutual release agreement. Mr. Moller was paid a total of $22,000 cash for compensation and as reimbursement for certain incurred expenses. The Company further agreed to reacquire his option for 400,000 shares at a price of $20,000 conditional upon and immediately after the Company’s conclusion of its next fund raising. The Separation Agreement also contained provisions of mutual release. The Company intends to fill these vacancies in the near future. The Company and Mr. Moller agreed to include the following statement in this filing:

Recognizing the completion of the Share Exchange and related activities, Agricon and Peter Brincker Moeller have agreed to separate and terminate the current relationship between them. The Board of Directors of Agricon has expressed its appreciation to Mr. Moller for his contribution to the Share Exchange and to the Company during his tenure and expects that he will continue to work for Agricon’s major shareholders on other projects, where his financial and transactional experience will be better utilized and needed.

ITEM 5.06 CHANGE IN SHELL COMPANY STATUS

The disclosure under Item 1.01 and 2.01 of this report is incorporated by reference into this Item 5.06.

Prior to the closing of the Share Exchange, Agricon was a “shell company” as defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act. Agricon ceased being a shell company upon completion of the Share Exchange effective on March 31, 2012.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial Statements

CPGLs’ audited financial statements for the period from July 5, 2011 (inception) to December 31, 2011are filed as Exhibit 99.1 to this report and incorporated herein by reference.

(b)	Pro Forma Financial Information

Unaudited pro forma consolidated financial information regarding Agricon and CPGL are filed as Exhibit 99.3 to this report and incorporated herein by reference

(d)	Exhibits

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Exhibit No.	Description
2.1	Share Exchange and Purchase Agreement by and Among Agricon Global Corporation and Canola Property Ghana Limited and its Principal Shareholders: Invest in Ghana Co. Limited, and Global Green Capacity Limited, dated March 3.

3.1	Articles of Incorporation of Canola Property Ghana Limited filed on July 4, 2011.
3.2	Certificate of Incorporation for Canola Property Ghana Limited issued on July 5, 2011.
3.3	Certificate of Amendment of Certificate of BayHill Capital Corporation, filed on March 19, 2012.
3.4	Bylaws of BayHill Capital Corporation, as adopted on May 12, 2008 (incorporated by reference to Exhibit 3.1 to Form 10-KSB filed on May 14, 2008).
10.1	Confidential Mutual General Release and Separation Agreement between Agricon Global Corporation and Peter Brinker Moeller, dated March 30, 2012. .
14.1	Code of Business Conduct and Ethics, adopted May 12, 2008 (incorporated by reference to Exhibit 14.1 to Form 10-K for the year ended June 30, 2008, filed on September 12, 2008) .
21.1	Subsidiaries*
99.1	Audit report from EKSH and audited financial statements of CPGL as of December 31, 2011.
99.3	Audit report from EKSH and audited financial statements of CPGL as of December 31, 2011.
*Filed herewith see Exhibit 3.1

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 5, 2012	Agricon Global Corporation, a Delaware corporation
/s/ Robert K. Bench
Robert K. Bench, President & Chief Financial Officer

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